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                                                                  Exhibit 10.4



                           NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT ("Agreement") is made and entered into as of the 11th day of August, 1997, by and among TELECO ACQUISITION CORP., AN OHIO CORPORATION (the "Company"), PAUL SATTERTHWAITE ("Shareholder") and TELECOMM INDUSTRIES CORP., A DELAWARE CORPORATION ("Parent" and/or "Telecomm").

                                   RECITALS:

A. The Company is acquiring the assets of Unitel, Inc., a telecommunications businesses (the "Asset Purchase Agreement") of which Shareholder is an owner and executive officer, pursuant to the terms of an Assets Purchase Agreement.

B. The Company is concurrently engaging Shareholder as an executive officer pursuant to the terms of an Employment Agreement.

C. To induce the Company to consummate the Asset Purchase Agreement and employ Shareholder as an executive officer, Shareholder agrees to the terms, conditions and restrictions of this Agreement.

D. To induce the Company to consummate the Asset Purchase Agreement and employ Shareholder as an executive officer, and to further induce the Parent to guarantee the Employment Agreement of Shareholder, Shareholder agrees to the terms, conditions and restrictions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is acknowledged, the Company and Shareholder agree as follows:

SECTION 1. - COVENANT NOT TO COMPETE

          a) DEFINITIONS. The following terms will have the meanings set forth below:

i) "Company's Affiliates" means Telecomm and any subsidiary or commonly owned corporation, partnership, limited liability company, joint venture, or other entity of Telecomm.

ii) "Compete" means to manage, operate, control, or participate in, or have any ownership interest in, or make loans to, or guaranty loans for, or act as surety for, or aid or advise as an employee, officer, director, consultant, agent or otherwise, whether directly or indirectly, any business (whether an individual, sole proprietorship, partnership, corporation, firm, joint venture, trust, or other entity) which is engaged in any business in which the Company or the Company's Affiliates is engaged.


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iii) "Restricted Area" means any state, territory, province or other jurisdiction of the United States of America or Canada in which the Company or the Company's Affiliates engage in or solicit business, or plan to engage in or solicit business (as evidenced by business records existing at the time of termination if known to Shareholder), at any time during Shareholder's employment with the Company or any of the Company's Affiliates. The Restricted Area is deemed to include, at a minimum, the States of Illinois, Indiana, Michigan, Ohio, Kentucky and Wisconsin.

iv) "Restricted Period" means during Shareholder's employment with the Company or any of the Company's Affiliates and continuing for a period of one (1) year following the date of termination.

v)   "Shareholder's Affiliates" means, collectively and individually:
      Any trust, corporation, partnership, limited liability company, joint venture, or other entity for the benefit of, controlled by, or under common control with, directly or indirectly, Shareholder.

     b) IN GENERAL. As a consequence of Shareholder's prior ownership and operation of Unitel, Inc. and employment with the Company or any of the Company's Affiliates, Shareholder has and will receive and deal with confidential information and business methods which are the exclusive property of the Company and the Company's Affiliates, including, but not limited to, its financial data, market data, business practices, pricing techniques, market development techniques, acquisition and development plans, and relationships with customers and suppliers. Shareholder further acknowledges that the confidential information acquired from the Merged Companies or the Company or the Company's Affiliates are of such a value and nature as to make it reasonable and necessary for the protection of the Company and the Company's Affiliates that Shareholder not Compete with the Company or the Company's Affiliates within the area and for a period of time hereinafter set forth, and that the Company and the Company's Affiliates will be irreparably injured, and the value of their capital stock and goodwill irreparably damaged, if Shareholder were to use or disclose any of the confidential information concerning the Company or the Company's Affiliates which Shareholder has acquired or will acquire, or if Shareholder were to Compete with the Company or any of the Company's Affiliates.

     Accordingly, except as hereinafter set forth, Shareholder represents, warrants, covenants and agrees that during the Restricted Period, neither Shareholder nor Shareholder's Affiliates will Compete with the Company or any of the Company's Affiliates in the Restricted Area.

     Without limiting the generality of the foregoing restrictive covenant, Shareholder further represents, warrants, covenants and agrees that neither Shareholder nor any of Shareholder's Affiliates will, during the Restricted
Period: (i) promote the business of any person or entity engaged in a business which Competes with the Company or any of the Company's Affiliates;
(ii) solicit, divert or take away or attempt to solicit, divert or take away any of the Company's or any of the Company's Affiliate's customers, distributors, suppliers or patronage; (iii) attempt to seek or cause any of the Company's or any of the Company's Affiliates clients or customers to refrain from patronizing the Company or any of the Company's Affiliates; or
(iv) employ or engage or attempt to employ or engage in any capacity any person employed or contracted by the Company or any of the Company's


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Affiliates at the date of termination of Shareholder's employment with the
Company and any of the Company's Affiliates.

          c) REASONABLENESS OF RESTRICTIONS. Shareholder acknowledges that: (i) Shareholder's experience and capabilities are such that the provisions of this Section 1 will not prevent Shareholder from earning a livelihood; (ii) the services to be rendered by Shareholder to the Company and the Company's Affiliates are of a special nature and it would be very difficult or impossible to replace those services; (iii) the terms and conditions contained in this Section 1 and Section 2 are reasonable and necessary for the protection of the Company and the Company's Affiliates; and
(iv) the Company and the Company's Affiliates cannot be adequately compensated with monetary damages for any violation by Shareholder of any of the provisions of this Section 1 and/or Section 2.

     Accordingly, Shareholder agrees and consents that if Shareholder violates any of the provisions contained in this Section 1 or Section 2, the Company and the Company's Affiliates will be entitled to seek injunctive from any court of competent jurisdiction, without bond, restraining Shareholder from committing or continuing any violation of this Section 1 or Section 2. The Company and the Company's Affiliates will also be entitled to any other remedies they may have at law, in equity, under this Agreement, or otherwise.

          d) SUSPENSION OF RESTRICTED PERIOD. In the event Shareholder breaches any obligations, representations, warranties or covenants as set forth herein, the Restricted Period will be tolled from the date of the breach until such time as the violation(s) ceases, and the Restricted Period extended for a period equal to the period of breach.

          e) SEVERABILITY. Shareholder agrees that each of the covenants set forth in this Section 1 and in Section 2 is a separate and distinct covenant, independent of others and any other provision of this Agreement, and that the illegality or invalidity of any one, or more of the covenants or any part of one or more of them, will not render the others illegal or invalid. If the invalidity or unenforceability is due to the unreasonableness of the time or geographical area covered by said covenants, then said covenants will nevertheless be enforced to the maximum extent permitted by law and effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction, and the parties hereby consent and agree that such scope may be judicially modified in any proceeding brought to enforce such covenants.

          f)   INDEPENDENT SIGNIFICANCE.  The covenants set forth in this
Section 1 and the covenants of confidentiality contained in Section 2 below are of the essence of this Agreement and will be construed as independent of any other of the provisions of this Agreement, the Merger Agreement and the Employment Agreement, and the existence of any claim or cause of action of Shareholder against the Company or the Company's Affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company or any of the Company's Affiliates of any of said covenants.

SECTION 2. - CONFIDENTIAL INFORMATION

          a) NON-DISCLOSURE - IN GENERAL. From the date hereof, Shareholder will maintain in strict confidence and will not, directly or indirectly, or through Shareholder's


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Affiliates, divulge, transmit, publish, release, or otherwise use of cause to be used in any manner contrary to the interests of the Company or any of the Company's Affiliates, any confidential information relating to the Company's or any of the Company's Affiliates' systems, operations, products, services, business methods, management practices, contracts, computer programs and data bases, records, development data and reports, quality control specifications, cost analyses, flow charts, know-how, consumer lists, supplier lists, prospects, market development programs, acquisition programs, personnel data, or any information relating to customers, suppliers, products, sales, acquisitions, acquisition plans, financial structure, or pricing, and other information of like nature. Shareholder acknowledges that all information regarding the Company or the Company's Affiliates compiled or obtained by, or furnished to Shareholder regarding the Company, the Company's Affiliates or their respective businesses is confidential information and the Company's and the Company's Affiliates' exclusive property. Upon demand by the Company, and in any event upon termination of Shareholder's services, Shareholder will deliver to the Company all original and facsimile records, documents and data in Shareholder's possession or under Shareholder's control, or in Shareholder's Affiliates' possession or under Shareholder's Affiliates' control, pertaining to the Company or any of the Company's Affiliates.

          b) EXCEPTIONS. Notwithstanding the foregoing, this provision does not apply to the extent, and only to the extent, that such information is clearly obtainable in the public domain through no fault of Shareholder or Shareholder's Affiliates.

SECTION 3. - NON-WAIVER

     The failure of either party at any time or from time to time to require performance of any of the other party's obligations under this Agreement will in no matter affect such party's rights to enforce any provision of this Agreement at a subsequent time, and the waiver by either party of any right arising out of any breach will not be construed as a waiver of any right arising out of any subsequent breach.

SECTION 4. - NOTICES

     All notices and other communications hereunder will be in writing and will be either personally delivered or mailed by certified mail, return receipt requested, addressed as follows:

To Employee:                                 Paul Satterthwaite
                                             744 N. Arlington Avenue
                                             Indianapolis, Indiana  46219

With a copy to:                              Mr. Robert W. Zentz, Esq.
                                             Frank & Kraft
                                             1st Indiana Plaza
                                             Indianapolis, Indiana  46204

To the Company:                              Teleco Acquisition Corp.
                                             9310 Progress Parkway
                                             Mentor, Ohio  44060


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With a copy to:                              Melvyn E. Resnick, Esquire
                                             Dworken & Bernstein Co., L.P.A.
                                             153 East Erie Street, Suite 304
                                             Painesville, Ohio  44077

Either party may designate a different address pursuant to all written notices to each other party complying as to delivery with the terms of this Section. All such notices and other communications will be effective when deposited in the mail or upon personal delivery, addressed as aforesaid.

SECTION 5. - MISCELLANEOUS

          a) AMENDMENTS. This Agreement may be amended from time to time as the parties desire, so long as such amendments are in writing and executed by the parties hereto.

          b) ASSIGNMENT. This Agreement is personal services to Shareholder and may not be assigned or transferred by Shareholder to, or the obligations of Shareholder fulfilled by, any other person or entity. Similarly, this Agreement and the rights and obligations thereunder may not be assigned by the Company to any other person or entity, except to any and all successors in interest to the Company or the Company's Affiliates (whether by way of sale, exchange, disposition, merger, consolidation, reorganization or otherwise).

          c) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, respecting the within subject matter.

          d) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Ohio. Non-exclusive venue and jurisdiction for any action arising hereunder will be in the Courts of Common Pleas of Cuyahoga County, Ohio or in federal courts situated in the Northern District of Ohio (Eastern Division), in addition to any other courts having venue and jurisdiction. Each party irrevocably consents to the personal and subject matter jurisdiction of said courts.

          e) BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and Seller, and Seller's heirs, representatives and permitted assigns. The terms of this Agreement, as they relate to the Company's Affiliates, will also inure to the benefit of the Company's Affiliates, their successors and assigns.

          f) RECITALS. The recitals hereto are an integral part of this Agreement and are incorporated herein by reference.

          g) COSTS AND EXPENSES. Each party will bear such party's own costs and expenses in connection with the negotiation and preparation of this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                             "SHAREHOLDER"


                                             /s/ Paul Satterthwaite
                                             -----------------------------------
                                             Paul Satterthwaite

                                             "COMPANY"

                                             TELECO ACQUISITION CORP.
                                             AN OHIO CORPORATION


                                             By:  /s/ James Lowrey
                                                --------------------------------
                                                  James Lowrey, Chairman


                                             "PARENT"/"TELECOMM"
                                             TELECOMM INDUSTRIES CORP.


                                             By:  /s/ James Lowrey
                                                --------------------------------
                                                  James Lowrey, Chairman







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